As filed with the Securities and Exchange Commission on December 9, 1994
																																	Registration No. 33-_____________

																	SECURITIES AND EXCHANGE COMMISSION
																							WASHINGTON, D.C. 20549

																														FORM S-8
																				REGISTRATION STATEMENT UNDER
																					THE SECURITIES ACT OF 1933

																										SCI SYSTEMS, INC.
							(Exact name of Registrant as specified in its charter)

												Delaware                                     63-0583436
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                   Identification No.)

									2101 West Clinton Avenue, Huntsville, Alabama 35805
								(Address of principal executive offices and zip code)

																		DEFERRED COMPENSATION PLAN OF THE
																										SCI SYSTEMS, INC.
																	EMPLOYEE FINANCIAL SECURITY PROGRAM
																						(Full Title of the Plan)
																							Olin B. King, Chairman
																								SCI Systems, Inc. c/o
																					SCI Systems (Alabama), Inc.
																						2101 West Clinton Avenue
																					Huntsville, Alabama  35805
															(Name and address of agent for service)

																											(205) 882-4800
				(Telephone number, including area code, of agent for service)
																														Copy to:
																						J. Stephen Hufford, Esq.
																	Powell, Goldstein, Frazer & Murphy
															191 Peachtree Street, N.E., 16th Floor
																							Atlanta, Georgia 30303
																											(404) 572-6600

																			CALCULATION OF REGISTRATION FEE
																											Proposed       Proposed
Title of                   maximum        maximum
securities     Amount      offering       aggregate    Amount of
to be          to be       price          offering     registration
registered     registered  per share      price        fee
Common Stock
$.10 par value 125,000    $18.038(2)  $2,254,687.50 (3) $8,086.00
															shares(1)

(1) Representing the number of shares of common stock, $.10 par value (the "Common Stock"), of the Company that could be purchased if $2,254,687.50 of participants' contributions to the Plan were deemed to be invested in the SCI Stock Fund based on the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market for the last five business days ended December 8, 1994. This Registration Statement also covers such indeterminable number of additional interests as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction.

(2)  The average of the high and low prices of the Registrant's
Common Stock as reported by the Nasdaq National Market for the last five business days ended December 8, 1994.

(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule
457(h)(1) under the Securities Act of 1933, as amended.


																															PART I

								INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


					The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant as required by
Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

																															PART II

									INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

					The following documents filed with the Securities and Exchange
Commission (the "Commission") are incorporated herein by reference:

				- The Registrant's Annual Report on Form 10-K for the year ended
						June 30, 1994 (File No. 0-2251).

				- The Plan's Annual Report on Form 11-K for the year ended
						December 31, 1993.

					All documents subsequently filed by the Registrant pursuant to
Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of
1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 6.   Indemnification of Directors and Officers.

					Article XII of the Company's By-Laws, as amended, and Article
Tenth of the Company's Second Restated Certificate of Incorporation,
as amended, set forth the extent to which the Company's directors and officers may be indemnified by the Company against liabilities which they may incur in such capacities.  Such indemnification is authorized by Section 145 of the General Corporation Law of Delaware.  These
provisions generally provide that the directors and officers of the
Company, their heirs, executors and administrators, will be
indemnified by the Company against expenses reasonably incurred in connection with any action, suit or proceeding to which a director or officer may be made a party by reason of his serving in such capacity, except in relation to matters where such director or officer may be finally adjudged to have been liable for negligence or misconduct.  In the event of a settlement of any such action, suit or proceeding, indemnification will be provided only in connection with those matters as to which the Company is advised by counsel that the person to be indemnified did not commit a breach of duty to the Company.  Article
Fifteenth of the Company's Second Restated Certificate of
Incorporation also provides that no director of the Company will be liable to the company or to the Company's stockholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or liability under Section 174 of the
Delaware General Corporation Law.

					The Company maintains directors and officers liability insurance policies covering claims made against its directors and officers for certain wrongful acts done in such capacities and providing
reimbursement to the Company for its indemnification of its directors and officers in respect of such claims.


Item 8.  Exhibits.

					The following exhibits are filed with or incorporated by
reference into this Registration Statement pursuant to Item 601 of
Regulation S-K:

Exhibit No.    Description

4.1    Registrant's Second Restated Certificate of Incorporation.
							Incorporated herein by reference to Exhibit 4.1 to the
							Registrant's Registration Statement on Form S-8 relating to
							securities to be offered pursuant to the Savings Plan of the
							SCI Systems, Inc. Employee Financial Security Program
							(Registration No. 2-86230).

4.1(a) Amendment to the Registrant's Second Restated Certificate of
							Incorporation.

4.2    Bylaws of the Registrant, as amended.  Incorporated herein by
							reference to Exhibit 4(e) to the Registrant's Registration
							Statement on Form S-3 (Registration No. 33-12115, as amended).

5      Opinion of Counsel, Michael M. Sullivan, Esq.
23.1   Consent of counsel (included in Exhibit 5).

23.2   Consent of independent auditors.

24     Power of Attorney (see signature page to this Registration
							Statement).


Item 9.  Undertakings.

					(a)  The undersigned Registrant hereby undertakes:

										(1)  To file, during any period in which offers or sales are
					being made, a post-effective amendment to this Registration
					Statement:

																(i) To include any prospectus required by Section
										10(a)(3) of the Securities Act;

															(ii) To reflect in the prospectus any facts or events
										arising after the effective date of the Registration
										Statement (or the most recent post-effective amendment
										thereof) which, individually or in the aggregate, represent
										a fundamental change in the information set forth in the
										Registration Statement;

															(iii) To include any material information with respect
										to the plan of distribution not previously disclosed in the
										Registration Statement or any material change to such
										information in the Registration Statement; provided, however,
										that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
										information required to be included in a post-effective amendment
										by those paragraphs is contained in periodic reports filed by the
										Registrant pursuant to Section 13 or Section 15(d) of the Exchange
										Act that are incorporated by reference in the Registration Statement.

										(2)  That, for the purpose of determining any liability
					under the Securities Act, each such post-effective amendment
					shall be deemed to be a new registration statement relating to
					the securities offered therein, and the offering of such
					securities at that time shall be deemed to be the initial bona
					fide offering thereof.

										(3)  To remove from registration by means of a
					post-effective amendment any of the securities being registered
					which remain unsold at the termination of the offering.

					(b)  The undersigned Registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d)
of the Exchange Act) that is incorporated by reference in the
Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

					(h)  Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the
Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

					Pursuant to the requirements of the Securities Act, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville,
State of Alabama, on this the 10th day of August, 1994.

																																			SCI SYSTEMS, INC.


																																			By: /s/ Olin B. King
																																								Olin B. King
																																								Chairman and Chief Executive
																																								Officer


																										POWER OF ATTORNEY

					KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Olin B. King as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including
post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said
attorney-in-fact and agent, or his substitute, could lawfully do or cause to be done by virtue hereof.



					Pursuant to the requirements of the Securities Act, this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


/s/Olin B. King             Chairman of the Board       Date: 8/10/94
Olin B. King                of Directors and Chief
																												Executive Officer


/s/A. Eugene Sapp, Jr.      Director, President and     Date: 8/9/94
A. Eugene Sapp, Jr.         Chief Operating Officer


/s/Olin B. King             Acting Treasurer and        Date: 8/9/94
Olin B. King                Acting Chief Financial Officer
																												(Principal Financial and
																												Accounting Officer)


/s/Howard H. Callaway       Director                    Date: 8/9/94
Howard H. Callaway


/s/Jackie M. Ward           Director                    Date: 8/8/94
Jackie M. Ward


/s/William E. Fruhan       Director                     Date: 8/9/94
William E. Fruhan


/s/Wayne Shortridge         Director                    Date: 8/9/94
Wayne Shortridge


/s/Joseph C. Moquin         Director                    Date: 8/8/94
Joseph C. Moquin


/s/G. Robert Tod            Director                    Date: 8/9/94
G. Robert Tod




					Pursuant to the requirements of the Securities Act, the Plan
Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the
City of Huntsville, State of Alabama, on this the 9th day of
December, 1994.


																														THE DEFERRED COMPENSATION PLAN
																														OF THE SCI SYSTEMS, INC.
																														EMPLOYEE FINANCIAL SECURITY PROGRAM


																														By:  /s/Michael M. Sullivan
																														Title: Corporate Secretary